Filed Pursuant to Rule 424(b)(3)
Registration No. 333-37102
5 1/4% Convertible Senior Notes due 2010 CUSIP No. 65332VAY9

NEXTEL COMMUNICATIONS, INC.

PROSPECTUS SUPPLEMENT DATED OCTOBER 11, 2001
TO PROSPECTUS DATED JUNE 16, 2000

     The selling security holders table on pages 18-22 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 5 1/4% convertible senior notes due 2010:

	Convertible Notes		Common Stock

	Principal	Principal
	Amount of	Amount of	Number of	Number of
	Convertible	Convertible	Shares	Shares
Name of Selling Security Holder	Notes Owned	Notes Offered	Owned	Offered

Deutsche Banc Alex Brown Inc.	20,000	20,000	-0-	-0-
UBS Warburg LLC	50,000	50,000	-0-	-0-